EXHIBIT B

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                           DIRECTORS STOCK OPTION PLAN

1.   Purpose
     ----------
     The purpose of the Stock Option Plan (the "Plan") is to give directors ("Directors") of Abigail Adams National Bancorp, Inc. (the "Company") and The Adams National Bank (the "Bank"), an opportunity to acquire shares of the common stock of the Company, $10.00 par value ("Common Stock"), to provide an incentive for such Directors to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Directors to join or remain with the Company.

2.   Awards Under the Plan
     ---------------------
     (a)  Form
          ----
     Awards under the Plan shall be granted in the form of nonstatutory stock options ("Stock Options"), as described in Section 3.

     (b)  Maximum Limitations
          -------------------
     The aggregate number of shares of Common Stock available for grant under the Plan is 2,143 shares, subject to adjustment pursuant to Section 7. Stock Options for 2,143 shares shall be allocated to each director who holds such position on the date of the grant based upon the total months of 1995 board service performed by each director prior to the date of this plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions of this Plan.

     (c)  Adjustment Provisions
          ---------------------
     The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the exercise price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 2(c) shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

3.   Stock Options
     -------------
     Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as follows:

     (a)  Exercise
          --------
      Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Option Agreement") between the Director and the Company, pursuant to this plan.

     (b)  Exercise Price
          --------------
     The per share exercise price of each Stock Option shall be fixed by the Board of Directors in the Option Agreement, but shall not be less than eighty-five percent (85%) of the fair market value of the Common Stock

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     subject to such Stock Option on the date of grant.

     (c)  Term of Stock Options
          ---------------------
     Each Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Stock Option Agreement. Each Stock Option shall expire and all rights to purchase Common Stock thereunder shall cease on the date fixed on the Option Agreement, which shall not be later than the date ten (10) years from the date such Stock Option is granted.

     (d) Any Stock Option granted under the Plan may be exercised by the Director, by a legatee or legatees of such Stock Option under the Director's last will or by his or her executors, personal representatives or distributees, or by his or her assignees as shown in Section 4 below,
     (I) by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the Stock Option is being exercised, or (ii) by delivering such notice to broker-dealer with a copy to the Secretary of the Company. Except as otherwise provided in the Plan or in any Option Agreement the purchase price of Common Stock upon exercise of any Stock Option by a Director shall be paid in full (I) in cash or certified check by the Director, (ii) by a broker dealer to whom the Director has submitted an exercise notice consisting of a fully endorsed Stock Option, (iii) in Common Stock valued at its fair market value on the date of exercise, (iv) by agreeing to surrender Stock Options then exercisable by him or her valued at the excess of the aggregate fair market value of the Common Stock subject to such Stock Options on the date of exercise over the aggregate option exercise price of such Common Stock,
     (v) by directing the company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Stock Option having an aggregate fair market value on the date of exercise equal to the exercise price of the Stock Option, or by any combination of (I), (ii), (iii), (iv),
     (v) and (vi). In the case of payments pursuant to (ii), (iii), (iv), (v) or
     (vi) above, the Director's election must be made on or prior to the date of exercise of the Stock Option and must be irrevocable. In the case of a Director who is an insider subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 Insider") and who elects payment pursuant to (v) above, the election must be made in writing either (A) within ten (10) business days beginning on the third business day following such day, or
     (B) at least six (6) months prior to the date of exercise of such Stock Option. The Company shall issue, in the name of the Director, Stock
     Certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

     (e) Whenever the Company proposes or is required to issue or transfer shares of Common Stock to a Director under the Plan, the Company shall have the right to require the Director to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require Director to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the director, as compensation or otherwise, as necessary, Whenever payments under the Plan are to be made to a Director in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding  tax  requirements.  In lieu of  requiring a Director to make a payment  to  the  Company  in an  amount  related  to the  withholding  tax requirement, the Company may, in its discretion, provide that the Director's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the shares otherwise distributable to the Director, such shares being valued at their fair market value at the date of exercise, or by the Director's delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as the date of delivery of such shares by the Director to the Company.

     Notwithstanding any provision of the Plan to the contrary, (I) a Section 16 Insider's election pursuant to the preceding sentence must be made in writing either (A) during the period beginning on the third business day following the date of release of 10 quarterly or annual summary of earnings and ending on the 12th business day following such day, or (B) at least six months prior to the date the income is realized.



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4.   Transferability
     ---------------
     No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy or attachment similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a Director during his or her lifetime, or pursuant to Section 9(c), by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

5.   Dissolution
     ------------
     Upon the dissolution or liquidation of the Company, each Stock Option granted hereunder shall expire as of the ninetieth (90th) day following the effective date of such transaction.

6.   Effective Date and Condition Subsequent to Effective Date
     ----------------------------------------------------------
     (a) The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provision of the Plan, be null and void and of no effect.

     (b) No grant or award shall be made under the Plan more than ten (10) years from the date of adoption of the Plan by the Board, provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related Option Agreements.

7.   Termination of Directorship
     ---------------------------
     (a) A Stock Option shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement.

     (b) If the Directors service on the Board of Directors of the Company and all subsidiaries terminates by reason of disability (as determined by the Board) or by reason of death, his or her stock Options, if any shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement and the second anniversary of such termination of directorship.

     (c) If the Directors service on the Board of Directors of the Company and all subsidaries terminates by reason other than disability or death, his or her stock Options, if any shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement and the second anniversary of such termination of directorship.

8.   Change in Control
     -----------------
     In the event that:

     (i) any person (as such term is used in Section 13 of the Securities and Exchange Act of 1934 and the rules and regulation thereunder and including any affiliate or associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise become entitled to vote more than eighty percent (80%) of the voting power entitled to be cast at election for directors ("Voting Power") of the Company; or

     (ii) there occurs any merger or consolidation of the Company, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the Company and its subsidiaries to any other person and (A) in the case of a merger or consolidation, the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation (excluding for this purpose any person, including any Affiliate or Associate that directly or indirectly owns or is entitled to vote twenty percent (20%) or more of the Voting Power of the Company) hold less than eighty

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          percent  (80%) of the Voting  Power of the  survivor of such merger or consolidation or its parent; or (B) in the case of any such sale, lease or exchange, the Company does not own at least eighty percent (80%) of the Voting Power of the other person; or

     (iii)one or more new directors of the company are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by majority of the directors in office immediately before such election.

     The Option will be deemed to apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Option would be entitled if he or she actually owned such shares immediately prior to the record date or other times any such event became effective. Outstanding and unexercised Stock Options previously granted shall immediately become fully vested and exercisable.

9.   Miscellaneous
     -------------
     (a)  No Obligation to Exercise Options
          ---------------------------------
     The granting of a Stock Option shall impose no obligation upon a Director to exercise such Stock Option.

     (b)  Termination and Amendment of Plan
          ---------------------------------
     The Board, without further action on the part of the shareholders of the company, may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that, unless approved by the shareholders in accordance with Section 8 hereof, it may not (except to the extent provided in Section 2 (c) hereof); (I) materially increase the total number of shares of Common Stock available for grant to Section 16 Insiders under the Plan; (ii) materially increase benefits to Section 16 Insiders under the plan; or (iii) materially change the class of Section 16 Insiders eligible to be granted Stock Options under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

     (c)  Application of Funds
          --------------------
     The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

     (d)  Right to Terminate Directorship
          -------------------------------
     Nothing in the Plan or any agreement entered into pursuant to the plan shall confer upon any Director the right to continue on the Board of Directors of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the board service of such Director.

     (e)  Rights As A Shareholder
          -----------------------
     No Director shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issuable to him or her.

     (f)  Fair Market Value
          -----------------
     Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

     (i) If the Common Stock is actively traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (10) consecutive days immediately preceding such given date; and

     (ii) If the Common Stock is principally traded listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and


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     (iii)If the Common Stock is neither actively traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith shall determine

     (g)  Notices
          -------
     Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (h)  Applicable Law
          --------------
     All questions pertaining to the validity, construction and administration of the Plan and, Stock Options granted hereunder shall be determined in conformity with the laws of Delaware.

     (i)  Elimination of Fractional Shares
          --------------------------------
     If under any provision of the Plan that requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

This plan is adopted this day _________by Abigail Adams National Bancorp, Inc.

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